Rainmaker Reports Second Quarter 2013 Financial Results
Campbell, Calif., Aug 12, 2013 – Rainmaker Systems, Inc. (OTCQX: RMKR), a recognized technology leader in the rapidly emerging Cloud-Based B2B e-Commerce market, today reported financial results for its fiscal quarter ended June 30, 2013.

Net revenue in the second quarter of 2013 was $4.7 million, compared to net revenue in the preceding quarter of $4.7 million and net revenue in the second quarter of 2012 of $6.9 million. Net revenue for the six months ended June 30, 2013 was $9.4 million compared to $13.3 million in the 2012 comparative period.
Net loss from continuing operations for the second quarter of 2013 was $3.0 million, or a net loss of $0.08 per share, compared to a net loss from continuing operations in the preceding quarter of $3.5 million, or a net loss of $0.12 per share, and a net loss from continuing operations in the second quarter of 2012 of $0.9 million, or a net loss of $0.03 per share. Net loss from continuing operations for the six months ended June 30, 2013 was $6.4 million, or a net loss of $0.19 per share, compared to a net loss from continuing operations of $2.1 million, or a net loss of $0.08 per share, in the 2012 comparative period.
Total cash and cash equivalents were $5.0 million at June 30, 2013, compared to $4.5 million at December 31, 2012.
"We have made significant progress in the last quarter toward achieving stable revenue streams and operations," said Don Massaro, President and CEO. "The second quarter results and the recently announced $8.6 million of bookings activity was very encouraging and demonstrates that the Company is setting the foundation to capitalize on the next stage of revenue growth."
Conference Call
Rainmaker Systems will host a conference call and webcast today at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to discuss its second quarter 2013 financial results. Those wishing to participate in the live call should dial 888-438-5525 using the passcode 9256461. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 9256461. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.

About Rainmaker
Rainmaker is a Commerce-as-a-Service ("CaaS") company that helps large enterprises gain greater market share and increased brand awareness for their cloud-based or on-premise based product offerings in the worldwide SMB markets. Rainmaker's GrowCommerce does this with an advanced e-Commerce open architecture SaaS platform that easily integrates with other B2B cloud-based applications and on-premise applications. GrowCommerce can be augmented with Rainmaker's 34- language Global Commerce Services for a turnkey solution that provides our clients with a strategic partnership, quick market entry, and rapid growth. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Safe Harbor Statement
This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional equity or debt financing to fund our operations, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, our ability to transition to a new Chief Executive Officer without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.
CONTACT:

Mallorie Burak
Chief Financial Officer
Rainmaker Systems, Inc.
(408) 340-2510
mallorie.burak@rmkr.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,970	$4,494
Restricted cash	38	52
Accounts receivable, net	3,548	3,720
Prepaid expenses and other current assets	949	1,292
Total current assets	9,505	9,558
Property and equipment, net	2,483	2,455
Goodwill	5,245	5,337
Other non-current assets	502	416
Total assets	$17,735	$17,766

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,887	$7,159
Accrued compensation and benefits	965	425
Other accrued liabilities	2,880	3,142
Deferred revenue	1,005	2,311
Current portion of notes payable	2,540	2,727
Total current liabilities	15,277	15,764
Deferred tax liability	595	567
Long-term deferred revenue	1,230	44
Common stock warrant liability	134	348
Notes payable, less current portion	1,200	1,800
Total liabilities	18,436	18,523
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 44,472 shares issued and 42,139 shares outstanding at June 30, 2013, and 30,454 shares issued and 28,428 shares outstanding at December 31, 2012	41	27
Additional paid-in capital	137,053	130,402
Accumulated deficit	(134,523)	(128,198)
Accumulated other comprehensive loss	(434)	(261)
Treasury stock, at cost, 2,204 shares at June 30, 2013 and 2,026 shares at December 31, 2012	(2,838)	(2,727)
Total stockholders’ deficit	(701)	(757)
Total liabilities and stockholders’ deficit	$17,735	$17,766

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenue	$4,730	$6,895	$9,386	$13,296
Cost of services	3,068	3,882	6,103	7,507
Gross profit	1,662	3,013	3,283	5,789
Operating expenses:
Sales and marketing	852	505	1,517	1,045
Technology and development	1,472	1,530	2,594	3,119
General and administrative	1,771	1,384	4,751	2,752
Depreciation and amortization	439	402	845	806
Total operating expenses	4,534	3,821	9,707	7,722
Operating loss	(2,872)	(808)	(6,424)	(1,933)
Gain due to change in fair value of warrant liability	11	(15)	(214)	(22)
Interest and other expense, net	53	43	146	71
Loss before income tax expense	(2,936)	(836)	(6,356)	(1,982)
Income tax expense	25	65	55	118
Net loss from continuing operations	(2,961)	(901)	(6,411)	(2,100)
Net income (loss) from discontinued operations	(69)	$(1,710)	87	(1,986)
Net loss	$(3,030)	$(2,611)	$(6,324)	$(4,086)

Foreign currency translation adjustments	(86)	(110)	(172)	(109)
Comprehensive loss	$(3,116)	$(2,721)	$(6,496)	$(4,195)

Basic and diluted net income (loss) per per share:
Net loss from continuing operations	$(0.08)	$(0.03)	$(0.19)	$(0.08)
Net income (loss) from discontinued operations	$—	$(0.07)	$—	$(0.07)
Net loss	$(0.08)	$(0.10)	$(0.19)	$(0.15)

Weighted average common shares:
Basic and diluted	39,124	27,049	32,964	26,929

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities:
Net loss	$(6,324)	$(4,086)
Adjustment for income (loss) from discontinued operations, net of tax	(87)	1,986
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	845	749
Amortization of intangible assets	—	57
Gain due to change in fair value of warrant liability	(214)	(22)
Stock-based compensation expense	1,128	390
Provision (credit) for allowances for doubtful accounts	13	(30)
Provision for allowances for other assets	280	—
Changes in operating assets and liabilities:
Accounts receivable	151	(647)
Prepaid expenses and other assets	(27)	(329)
Accounts payable	785	2,461
Accrued compensation and benefits	512	164
Other accrued liabilities	(284)	(166)
Income tax payable	23	40
Deferred tax liability	29	34
Deferred revenue	(120)	(646)
Net cash used in continuing operations	(3,290)	(45)
Net cash provided by (used in) discontinued operations	87	(410)
Net cash used in operating activities	(3,203)	(455)

Investing activities:
Purchases of property and equipment	(873)	(553)
Restricted cash, net	14	3
Net cash used in continuing operations	(859)	(550)
Net cash used in discontinued operations	—	(751)
Net cash used in investing activities	(859)	(1,301)

Financing activities:
Proceeds from issuance of common stock	5,534	—
Proceeds from borrowings	200	4,493
Repayment of borrowings	(987)	(3,926)
Repayment of acquisition earnout	—	(113)
Net proceeds from overdraft facility	—	(381)
Tax payments in connection with treasury stock surrendered	(111)	(191)
Net cash provided by (used in) continuing operations	4,636	(118)
Net cash used in discontinued operations	—	(680)
Net cash provided by (used in) financing activities	4,636	(798)

Effect of exchange rate changes on cash	(98)	96

Net increase (decrease) in cash and cash equivalents	476	(2,458)
Cash and cash equivalents at beginning of year	4,494	8,490
Cash and cash equivalents at end of year	$4,970	$6,032